EXIBIT 9

                          REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of April 12, 2002 (the "Agreement"), among Emex Corporation, a Nevada corporation (the "Company"), Sixth Avenue Associates, a Delaware limited liability company ("Sixth Avenue"), as Secured Party, Thorn Tree Resources LLC, a Delaware limited liability company ("Thorn Tree"), and Universal Equities Consolidated LLC, a Nevada limited liability company ("Universal," and together with Thorn Tree and Sixth Avenue, the "Holders").

                                R E C I T A L S:

          WHEREAS, the Company and each of the Holders are parties to and have entered into that certain Settlement Agreement and Release, dated as of April 12, 2002 (the "Settlement Agreement;" all capitalized terms used herein without definition have the same meanings herein as in the Settlement Agreement).

          WHEREAS, pursuant to and in accordance with Section 1(e) of the Settlement Agreement, the Company has agreed to grant to Thorn Tree, Universal and Sixth Avenue the registration rights set forth herein.

          In consideration of the mutual agreements and covenants set forth herein and in the Settlement Agreement, the parties hereby agree as follows:

1. Shelf Registration. Promptly, and in any event within 120 days of the date hereof, the Company agrees to use its best efforts to file a shelf registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), covering
(i) the Pledged Shares (which term, as used herein, shall include any Released Shares) and (ii) the 300,000 Universal Retained Shares (collectively, the "Shares") to become effective under the Securities Act on the day next following the Effective Date, or at the earliest possible time thereafter. The foregoing shelf registration shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Shares for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings, within the time periods and otherwise in accordance with the provisions hereof). The Company shall perform such other procedures as may be necessary to permit the Holders to effect a "draw-down" at any time or from time to time during the period described in Section 2 hereof of any Shares registered on such shelf registration statement.

2. Maintenance and Suspension of Effectiveness. The Company shall use its best efforts to keep the shelf registration statement continuously effective, supplemented and amended as

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required by the provisions of Section 5 hereof to the extent necessary to ensure that it is available for sales of the Shares by the Holders and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Securities and Exchange Commission (the "Commission") as announced from time to time, for a period expiring on the earlier of (i) the date that all Holders of the Shares have sold such securities pursuant to the shelf registration statement or pursuant to the "piggy-back" registration rights granted by Section 3 hereof and (ii) the date on which the Shares can be sold without restriction under the Securities Act provided, that the Company shall have the option of suspending the effectiveness of the shelf registration statement for periods of up to an aggregate of 60 days in any calendar year if the board of directors of the Company determines in good faith that compliance with the disclosure obligations necessary to maintain the effectiveness of the shelf registration statement at such time could reasonably be expected to have a material adverse effect on the Company or a pending corporate transaction of the Company (a "Material Transaction Suspension") and provided further, in the event that the Company, for its own account, proposes to register shares of Common Stock on any registration statement on Form S-1, S-2 or S-3, their successor forms or any other form under the Securities Act appropriate for a primary public offering by the Company (other than for the purpose of making an acquisition or in connection with option plans), the Company shall have the option of suspending the effectiveness of any shelf registration statement for a period commencing 30 days prior to the effectiveness of such registration statement and ending 90 days after the effective date thereof (a "Pending Registration Suspension" and, together with a Material Transaction Suspension, a "Permitted Suspension"). Notwithstanding the foregoing, the Company's obligations to the Holders of the Retained Shares and the Released Shares under this Section 2 shall terminate on the date on which all remaining Retained Shares and the Released Shares can be sold by Universal in accordance with Rule 144 promulgated under the Securities Act within any successive three-month period.

3. Piggy-Back Registration. (a) If at any time, the Company proposes to file a registration statement, other than the Registration Statement on behalf of the Pledged Shares and the Retained Shares, on Form S-1, S-2 or S-3, their successor forms or any other form under the Securities Act appropriate for a primary public offering by the Company (other than for the purpose of making an acquisition or in connection with option plans) with respect to an underwritten offering of Common Stock, whether for the account of the Company or any other person (a "Proposed Registration"), the Company shall advise the Holders by written notice at least 20 days prior to the filing of any such registration statement, and such notice shall offer the Holders the opportunity to register such number of the Pledged Shares, the Retained Shares and the Released Shares, if any, as such Holder may request (which request shall specify the number of shares intended to be disposed of by the Holders and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing underwriter or underwriters of any Proposed Registration to permit the Pledged Shares, the Retained Shares and the Released Shares, if any (collectively, the "Piggy-Back Shares"), requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Piggy-Back Shares in accordance with

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the intended method of distribution thereof, provided, however, in no event shall the Company be required to reduce the number of securities proposed to be sold by the Company or alter the terms of the securities proposed to be sold by the Company in order to induce the managing underwriter or underwriters to permit the Piggy-Back Shares to be included. The Company may withdraw a Proposed Registration at any time prior to the time it becomes effective; provided that the Company shall give prompt notice thereof to the Holders. Notwithstanding the foregoing, the Company shall have no obligations to Universal under this Agreement with respect to the Released Shares.

     (b) Reduction of Offering. (i) If the lead managing underwriter of any Proposed Registration has informed the Company that it is its view that the total number of securities which the Company, the Holders and any other persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the number of Piggy-Back Shares to be offered for the account of the Holders and the number of such securities to be offered for the account of all such other persons (other than the Company) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of securities requested to be registered to the extent necessary to reduce the total number of securities requested to be included in such offering to the number of securities, if any, recommended by such lead managing underwriter.

          (ii) If the lead managing underwriter of any Proposed Registration notifies the Company that the kind of securities that the Holders, the Company and any other persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, (x) the number of Piggy-Back Shares to be offered for the account of the Holders and the number of such securities to be offered for the account of all such other persons (other than the Company) to be included in such offering shall be reduced as described in clause (i) above or (y) if a reduction in the number of Piggy-Back Shares and the number of such securities held by other persons (other than the Company) requested to be included, in the judgment of the lead managing underwriter, would be insufficient to substantially eliminate the adverse effect that inclusion of the Piggy-Back Shares and securities held by such other persons requested to be included would have on such offering, such Piggy-Back Shares and securities held by such other persons will be excluded from such offering.

     (c) Each of the Holders shall have the right to withdraw its request for inclusion of their Piggy-Back Shares in any Proposed Registration by giving written notice to the Company of its request to withdraw prior to the effectiveness of the registration statement (a "Withdrawal Election"); provided, that a Withdrawal Election shall be made prior to the effectiveness of the registration statement and shall be irrevocable and, after making a Withdrawal Election, such Holder shall no longer have any right to include the Piggy-Back Shares in the Proposed Registration as to which such Withdrawal Election was made.

4. Provision by the Holders of Certain Information in Connection with Registration Statements. No Holder of the Shares may include any of its Shares in any registration statement

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pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Securities Act (or any successor rule or regulation) for use in connection with any registration statement or prospectus or preliminary prospectus included therein. Each Holder as to which any registration statement is being effected agrees to furnish promptly to the Company, for so long as the registration statement is effective, all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

5. Registration Procedures. The following provisions shall be applicable to any registration filed pursuant to this Agreement:

     (a) The Company will use its best efforts to cause any registration statement filed pursuant to Section 1 hereof covering all or any portion of the Shares to become effective in accordance with the requirements set forth herein and, if any stop order shall be issued by the SEC in connection with any registration statement filed pursuant to this agreement, to use its best efforts to obtain the removal of such order. Each Holder who agrees to include its Shares or Piggy-Back Shares (together, the "Registrable Shares") in any registration statement (a "Seller") agrees to cooperate in all respects with the Company in effectuating the foregoing. Following the effective date of any post-effective amendment or registration, the Company shall, upon the request of any Seller, forthwith supply such number of registration statements, preliminary prospectuses and prospectuses meeting the requirements of the Securities Act and other documents deemed necessary by such Seller to permit such Seller to make a public distribution of all shares of Common Stock from time to time offered or sold by it.

     (b) The Company shall bear the costs and expenses of any registration of securities pursuant to this Agreement as set forth in Section 1(e) of the Settlement Agreement. Notwithstanding the foregoing, each Holder shall pay all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Shares pursuant to a registration statement effected pursuant to this Agreement.

     (c) The Company shall use its best efforts to register or qualify all the Registrable Shares covered by any registration statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, to keep such registration or qualification in effect for so long as the Company is required to maintain a registration statement in effect under the Securities Act in accordance with the terms of this Agreement, and take any other action which may be reasonably necessary or advisable to enable the Seller to consummate the disposition of the Registrable Shares in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 5(c) be obligated to be so qualified or to consent to general service of process or to the imposition of taxes on, or measured by, all or any part of the income of Company, in any such jurisdiction. The Company shall use its best efforts to cause the registration or qualification of the Registrable Shares to be offered and sold under the shelf registration statement described in Section 1 hereof to become

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effective under the foregoing securities or blue sky laws on the next day following the Effective Date or at the earliest possible time thereafter.

     (d) The Company shall immediately notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in any registration statement covering all or any part of the Registrable Shares, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (e) The Company shall use its best efforts to qualify the Registrable Shares on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, on The NASDAQ Stock Market, on the day next following the Effective Date or at the earliest possible time thereafter.

     (f) Each Holder agrees by acquisition of the Registrable Shares that, upon receipt of any notice from the Company of the existence of any fact or the happening of any event that makes any statement of a material fact made in any registration statement or prospectus filed pursuant to this Agreement or any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in such registration statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in such prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Holder will forthwith discontinue disposition of the Registrable Shares pursuant to the applicable registration statement until such Holder's receipt of the copies of a supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares that was current at the time of receipt of such notice.

6. Indemnification.

     (a) The Company agrees to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and (iii) the respective officers, directors, partners, employees, representatives and agents of any

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Holder or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus filed pursuant to this Agreement, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that (i) any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein and (ii) the foregoing indemnity with respect to any untrue statement contained in or omitted from a registration statement or prospectus shall not inure to the benefit of any Holder (or any person controlling such Holder), from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Registrable Shares which are the subject thereof if it is finally judicially determined that such loss, liability, claim, damage or expense resulted from the fact that the Holder sold such Registrable Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus, as amended or supplemented, and (x) the Company shall have previously and timely furnished sufficient copies of the prospectus, as so amended or supplemented, to such Holder in accordance with this Agreement and (y) the prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

     (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling person, to the fullest extent lawful, from against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus filed pursuant to this Agreement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission

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to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use therein. This indemnity will be in addition to any liability which a Holder may otherwise have, including under this Agreement. In no event, however, shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon its sale of the Registrable Shares giving rise to such indemnification obligation.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, or (ii) such indemnifying party or parties shall have reasonably concluded in good faith that a conflict of interest exists which makes representation by counsel chosen by the indemnifying parties not advisable (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent.

     (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 6 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages,

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liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Holders, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to which the Company and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company from the issuance of Registrable Shares and any such Holder from its sale of Registrable Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and any Holder shall be deemed to be in the same proportion as (x) the total value of the Registrable Shares and (y) the total proceeds received by such Holder upon its sale of Registrable Shares which would otherwise give rise to the indemnification obligation, respectively. The relative fault of the Company and of the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 6, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Registrable Shares exceeds the sum of (A) the value of the Registrable Shares sold by such Holder plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, (1) each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act and (2) the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling person shall have the same rights to contribution as such Holder, and (3) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (4) the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling person shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 6(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise. No party shall be liable for contribution with respect to any action or

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claim settled without its prior written consent.

     (e) If any offering hereunder is underwritten, the Sellers thereunder agree to enter into customary indemnity arrangements with the underwriters thereunder similar to those provided in this paragraph 6.

7. Notices. All notices, consents, instructions and other communications required or permitted under this Agreement shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

                    (i)    to Sixth Avenue at:

                              c/o Keswick Management Inc.
                              1330 Avenue of the Americas, 27th floor
                              New York, New York 10019
                              Attention: Crosby Smith
                              Telephone: 212-315-8340
                              Telecopier: 212-315-8349

                           with a copy to:

                              Shearman & Sterling
                              599 Lexington Avenue
                              New York, New York 10022
                              Attention: Reade H. Ryan, Jr., Esq.
                              Telephone: 212-848-7322
                              Telecopier: 212-848-7179

                    (ii)    to Universal at:
                              Twin Bridges Closters Dock Road
                              Alpine, New Jersey 07620
                              Attention: Vincent P. Iannazzo - Milton E. Stanson
                              Telephone: 201-750-2345
                              Telecopier: 201-750-2361

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                             with copies to:

                               Paul, Weiss, Rifkind, Wharton & Garrison
                               1285 Avenue of the Americas
                               New York, New York 10019
                               Attention: Judith R. Thoyer, Esq.
                               Telephone: 212-373-3002
                               Telecopier: 212-373-2085

                               Bressler Armery & Ross
                               325 Columbia Turnpike
                               Florham Park, New Jersey 07932
                               Telephone: 973-966-9672
                               Telecopier:

                    (iii)    to Thorn Tree at:

                               Thorn Tree Resources LLC
                               888 Seventh Avenue, Suite 1608
                               New York, New York 10106
                               Attention: David H. Peipers
                               Telephone: 212-489-2288
                               Telecopier: 212-488-2002

                             with a copy to:

                               Kronish Lieb Weiner & Hellman LLC
                               1114 Avenue of the Americas
                               New York, New York 10036
                               Attention: Ralph J. Sutcliffe, Esq.
                               Telephone: 212-479-6170
                               Telecopier: 212-479-6275

                    (iv)     to the Company at:

                               12600 West Colfax Avenue, Suite C-500
                               Lakewood, Colorado 80215
                               Attention:
                               Telephone:
                               Telecopier:

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                             with a copy to:

                               299 Broadway, Suite 1600
                               New York, New York 10007
                               Attention: Stuart G. Schwartz, Esq.
                               Telephone: 212-385-0668
                               Telecopier: 212- 595-6299


8. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State. Any suit brought herein shall be brought in the state or federal courts sitting in New York, New York, the parties hereto waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over such party and consents to service of process by any means authorized by New York law. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

9. Amendments. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority of the outstanding Shares, except that any amendment that adversely affects the rights of Universal hereunder shall require the written consent of Universal, and any amendment that adversely affects the rights of Sixth Avenue hereunder shall require the written consent of Sixth Avenue.

10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

11. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings (other than the Settlement Agreement), both written and oral, among the Holders and the Company with respect to the subject matter hereof.

12. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

15. Assignment. Universal shall not assign its right to register the Retained Shares under this Agreement. Subject to the preceding sentence, each of the Holders shall not assign its rights and obligations under this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each of the Holders may assign its rights under this Agreement without the consent of any other party hereto in connection with the transfer, conveyance or sale of that number of Registrable Shares equal to or greater than 10% of all the Registrable Shares.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have duly executed and delivered this Agreement or caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.


                               EMEX CORPORATION


                               By: /s/ Walter W. Tyler
                                   -------------------------------------
                                   Name: Walter W. Tyler
                                   Title: President & CEO


                               THORN TREE RESOURCES LLC


                               By: /s/ David H. Peipers
                                   -------------------------------------
                                   Name:  David H. Peipers
                                   Title: Manager


                               UNIVERSAL EQUITIES CONSOLIDATED LLC


                               By: /s/ Vicent P. Ianazzo
                                   -------------------------------------
                                   Name: Vicent P. Ianazzo
                                   Title: Chairman


                               By: /s/ Milton E. Stanson
                                   -------------------------------------
                                   Name: Milton E. Stanson
                                   Title: Manager


                               SIXTH AVENUE ASSOCIATES LLC


                               By: /s/ Crosby R. Smith
                                   -------------------------------------
                                   Name: Crosby R. Smith
                                   Title: Vice President


                               By: /s/ Lawrence R. Glenn
                                   -------------------------------------
                                   Name: Lawrence R. Glenn
                                   Title: Manager